Exhibit 4.15
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
Amendment and Restatement Deed

Dated as of	23 June 2011

Parties	National Australia Bank Limited (ABN 12 004 044 937) (the Lender)

Sims Metal Management Limited (ACN 114 838 630) (Sims)

The companies listed in Schedule 1

Recitals
The Lender and Sims and its subsidiaries listed in Schedule 1 (together the Borrowers) agree to amend and restate the Facility Agreement in the manner set out in this deed.
Operative Provisions
DEFINITIONS AND INTERPRETATION

Definitions
In this Deed:
1.1	Common Terms Deed means the deed entitled “Common Terms Deed” dated on or about 23 June 2011, between, among others, Sims and the Lender.
1.2	Facility Agreement means the multicurrency revolving floating rate cash advance facility agreement dated 13 March 2009, as amended from time to time.
Interpretation
Capitalised terms defined in the Facility Agreement and the Common Terms Deed have the same meanings when used in this deed.
Clauses 1.3, 1.5, 1.7, 15.2 and 16 of the Common Terms Deed apply to this deed as if set out in full.
This deed is a Transaction Document in respect of the Lender for the purpose of the definition of Transaction Document in clause 1.2 of the Common Terms Deed.
This deed is a Transaction Document for the purpose of the definition of Transaction Documents in clause 16.1 of the Facility Agreement.

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AMENDMENTS

The Facility Agreement is amended and restated to read as set out in the Annexure.
CONDITIONS PRECEDENT

Before the amendments referred to in clause 2 above become effective the Lender must have received each of the conditions precedent set out in Schedule 4 of the Common Terms Deed in form and substance satisfactory to it.
GENERAL

1 REFERENCES TO FACILITY AGREEMENT
Any reference in the Facility Agreement or the Common Terms Deed to the Facility Agreement includes a reference to the Facility Agreement as amended and restated as set out in the Annexure to this deed or as further varied from time to time.
2 GOVERNING LAW AND JURISDICTION
This deed is governed by New South Wales law. The Borrowers accept the non-exclusive jurisdiction of the courts having jurisdiction there.
3 COUNTERPARTS
This deed may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

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Schedule 1

ACN/ARBN/Registered Number/Place of
Name of Borrower	Incorporation
Sims Group Australia Holdings Limited	008 634 526

Sims Group UK Limited	UK 3242331

Sims Group UK Holdings Limited	UK 2904307

Mirec B.V.	The Netherlands 17073024

Sims Recycling Solutions AB	Sweden

Sims Group USA Corporation	Delaware

Sims Group Global Trade Corporation	Delaware

North Carolina Resource Conservation, LLC	North Carolina

Sims Group USA Holdings Corporation	Delaware

Schiabo Larovo Corporation	Delaware

Simsmetal East LLC	Delaware

Simsmetal West LLC	Delaware

Metal Management, Inc.	Delaware

Metal Management Alabama, Inc.	Delaware

Metal Management Arizona, L.L.C.	Arizona

SMM New England Corporation (formerly known as Metal Management Connecticut, Inc.)	Delaware

Metal Management Memphis, L.L.C.	Tennessee

Metal Management Midwest, Inc.	Illinois

Metal Management Mississippi, Inc.	Delaware

Metal Management Northeast, Inc.	New Jersey

Metal Management Ohio, Inc.	Ohio

Metal Management West, Inc.	Colorado

Proler Southwest LP	Texas

Metal Dynamics Detroit LLC	Delaware

Sims Recycling Solutions Holdings Inc. (formerly known as Sims Recycling Solutions, Inc)	Illinois

Sims Recycling Solutions, Inc. (formerly known as United Refining & Smelting Co)	Illinois

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Annexure
Amended and Restated Facility Agreement
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Facility Agreement
Sims Metal Management Limited
(Sims)
National Australia Bank Limited
(Lender)
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Originally dated 13 March 2009, as amended and restated most recently on or about 23 June 2011 (Amendment and Restatement Date)
The Directors
Sims Metal Management Limited
Level 12, Suite 1202
65 Berry Street
North Sydney NSW 2060
Australia
Attention: Mr. Peter Ricketts
and to each other Original Borrower as listed in Schedule 1
Dear Sirs,
MULTICURRENCY REVOLVING FLOATING RATE CASH
ADVANCE FACILITY — FACILITY AGREEMENT
1	PRELIMINARY

1.1	Offer

National Australia Bank Limited ABN 12 004 044 937 (Lender) is pleased to offer Sims Metal Management Limited ABN 69 114 838 630 (Sims) and each other Original Borrower listed in Schedule 1 below (together with Sims, each an Original Borrower) a Facility, on and subject to:
(a)	the terms set out in this letter (Agreement); and

(b)	the terms set out in the deed entitled “Common Terms Deed” dated on or about 23 June 2011, between, among others, Sims and the Lender (Common Terms Deed).
Each Borrower and the Lender acknowledge that this Agreement is a Facility Agreement and Transaction Document for the Lender for the purposes of the Common Terms Deed.

The Facility is also available to any Additional Borrower.

Capitalised terms used in this Agreement are defined in the text or in clause 16.1 below.
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2    FACILITY DETAILS

2.1 Maximum amount of financial accommodation available to all Borrowers at any time during the Availability Period:	The amount specified in the Key Terms Schedule (as reduced, the Commitment). That maximum applies to the Borrowers as a whole and is not a limit applying to each Borrower individually.

2.2 Cancellation:	Sims may cancel all or part of the undrawn Commitment on twenty (20) Business Days’ notice to the Lender.

A partial cancellation of the undrawn Commitment may only be made in a minimum amount of US$5,000,000 and a whole multiple of US$1,000,000.Once given, the notice is irrevocable. The Commitment reduces by the amount of any cancellation.

The Commitment will be automatically cancelled on the last day of the Term or as otherwise agreed in writing.

2.3 Margin:	The Margin is payable on Advances drawn under the Facility and will vary as set out in the Key Terms Schedule calculated as at the relevant time based on Financial Indebtedness of the Sims Group and EBITDA (as disclosed in the most recent Financial Report provided to the Lender).

2.4 Nature of Facility:	The Facility is revolving.

2.5 Interest Rate:	For each Advance having an Interest Period of 7 days, 14 days or 1, 2, 3, 4, 5 or 6 months, the Base Rate (as defined in clause16.1) plus the Margin (determined at the same time as the Base Rate is determined for an Interest Period) and (in the case of Advances denominated in an Available Currency other than Australian dollars) the Mandatory Cost, as applicable if the Lender is required to comply with any requirements of any of the Bank of England, or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or the European Central Bank, as calculated under the formulae set out in Schedule 3 attached to this Agreement.

2.6 Term:	The period:

•    from the Amendment and Restatement Date;

•    to the date set out in the Key Terms Schedule as the Repayment Date as extended from time to time in accordance with clause 3.6 or as otherwise agreed (Repayment Date).

2.7 Repayment:	In one sum the total of the Advances on the Repayment Date.
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2.8 Fees:	[*]

Unused Commitment Fee: A rate percent per annum of the daily amount of the undrawn portion of the Commitment, as set out in the Key Terms Schedule. The Unused Commitment Fee is payable quarterly in arrears on the last Business Day of each calendar quarter, and on the Repayment Date (or at other intervals designated by the Lender from time to time). The Unused Commitment Fee is calculated on actual days elapsed using a 360 day year, and is payable in US dollars (unless otherwise agreed between the Lender and Sims).

[*]

2.9 Purpose:	A Borrower must use the Facility only for acquisition financing and for general corporate purposes.

2.10 Security:	The Common Terms Deed, including the guarantee and indemnity created under clause 7 of the Common Terms Deed.
3 DRAWINGS
3.1 Facility
(a)	Sims and any Borrower can draw an Advance under the Facility on any Business Day.

(b)	If a Borrower wants a drawdown, it agrees to give a Drawdown Notice to the Lender by fax (with original to follow promptly):
(i)	for a drawing in Australian dollars, by 10.00 am (Sydney time) on the second Business Day before the Business Day it wants the drawdown at the Sydney Branch; or

(ii)	for a drawing in an Available Currency other than Australian dollars, by 10.00 am (Sydney time) on the third Business Day before the Business Day it wants the drawdown at the Lender’s Offshore Banking Unit.
(c)	A Drawdown Notice is effective when the Lender actually receives it in legible form. An effective Drawdown Notice is irrevocable.

(d)	The Commitment may be drawn down by Advances in the following currencies:
(i)	Australian dollars;

(ii)	US dollars;

(iii)	Pounds Sterling;

(iv)	Euros;

(v)	SGD;

(vi)	CAD; or

(vii)	subject to availability, another Available Currency.
(e)	The Original Amount of all outstanding Advances together with the Original Amount of any requested Advance must not exceed the Commitment.

(f)	Advances in Australian dollars will be made by the Sydney Branch.

(g)	Advances in Available Currencies other than Australian dollars will be made by:
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(i)	the Lender’s Offshore Banking Unit at the Lender’s absolute discretion, but only if the Borrower of the relevant Advance is not a resident of Australia for Tax purposes and also not acting through a permanent establishment in Australia; or

(ii)	in the case where the Offshore Banking Unit does not wish to provide the relevant Advance:
(A)	the Sydney Branch, in the case of drawings in GBP;

(B)	the Sydney Branch in the case of drawings in euro;

(C)	the Sydney Branch in the case of drawings in USD; or

(D)	in respect of any other Available Currency, the branch of the Lender, notified by the Lender from time to time, unless the Lender agrees otherwise.
3.2 Minimum denominations
Each Advance must have a minimum amount as follows:
(a)	if in Australian dollars, A$5,000,000; with an integral multiple of A$1,000,000;

(b)	if in US dollars, US$5,000,000; with an integral multiple of US$1,000,000;

(c)	if in Pounds Sterling, GBP5,000,000; with an integral multiple of GBP1,000,000;

(d)	if in euros, EURO5,000,000, with an integral multiple of EURO1,000,000;

(e)	if in another Available Currency, a minimum amount and integral multiple as advised by the Lender, or which is equal to the amount remaining for the undrawn Commitment.

Advances in no more than six (6) currencies may be outstanding at any one time.
3.3 Conditions Precedent to first drawdown
The obligations of the Lender pursuant to this Agreement are subject to, and each Borrower agrees not to request the first drawdown until, the Lender has received every item listed in this clause 3.3, each in form and substance satisfactory to the Lender:
(a)	(Transaction Documents) original signed counterparts of:
(i)	this Agreement; and

(ii)	the Common Terms Deed,
signed and delivered by each party and, if required by the Lender, in each case evidence of its stamping and registration;
(b)	(Verification Certificates) in relation to each Transaction Party, a Verification Certificate;

(c)	[*]

(d)	(disbursements) reimbursement for the cost of any company searches the Lender may conduct in respect of this Agreement;
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(e)	(company searches) the results of all searches required by the Lender with respect to each Transaction Party;
(f)	(Drawdown Notice) a Drawdown Notice for the Advance in the place, and by the time, required under this Agreement;
(g)	(other documents) any other conditions precedent specified in a Transaction Document;
(h)	(know your customer) any document or other information that the Lender requests to enable the Lender to comply with its relevant know your customer and anti-money laundering requirements in connection with the transactions contemplated by the Transaction Documents; and
(i)	(other information) ensure the Lender has received all other documents and other information the Lender reasonably requests.
3.4	Conditions to all drawdowns
The Lender is not obliged to provide an Advance unless:
(a)	(Availability Period) it is to be provided during the Availability Period; and
(b)	(Commitment) the Lender is satisfied that after providing the accommodation the Commitment would not be exceeded; and
(c)	(Drawdown Notice) the Lender has received a Drawdown Notice in respect of it in the place, and by the time, required under this Agreement; and
(d)	(Representations and warranties) the Lender is satisfied that the representations and warranties in clause 7 of this Agreement and clause 3 (Representations and warranties) of the Common Terms Deed and the statements in the Drawdown Notice are correct and not misleading at the date of the Drawdown Notice and at the date the accommodation is provided; and
(e)	(no Default, Review Event) the Lender is satisfied that no Default or Review Event is continuing, or would result from the accommodation being provided; and
(f)	(know your customer) the Lender has received any document or other information that the Lender requests to enable the Lender to comply with its relevant know your customer and anti-money laundering requirements in connection with the transactions contemplated by the Transaction Documents that it has not already received as a condition precedent to the first drawdown.
Each condition to drawdown is for the sole benefit of the Lender and may be waived by it.

3.5	The Lender’s right to draw Bills
(a)	At any time, the Lender may prepare at its cost reliquification Bills in respect of an Australian dollar Advance and deal with them as it sees fit. These Bills must mature on or before the end of the Interest Period for the Advance, and their total face amount must not be more than the total amount of principal and interest of that Advance.

(b)	For value, Sims and each other Borrower irrevocably authorises the Lender (or those authorised by it) to prepare and sign those Bills on the Borrower’s behalf, as drawer, endorser or both. Each Borrower irrevocably appoints the Lender and each Authorised Officer of the Lender individually as its attorney to draw the Bills and agrees to ratify all action taken by an attorney under this clause.
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(c)	The Lender will indemnify Sims and each other Borrower against any liability, loss, cost and expense in relation to the Bills. If a reliquification Bill is presented to Sims or a Borrower and it pays it, the amount of that payment will be taken to have been applied against the amounts it owes under this Agreement. Otherwise, the indemnity obligation will not affect a Borrower’s obligations under this Agreement in any way.
(d)	Sims and each Borrower must make payments in relation to an Advance even though reliquification Bills are outstanding in relation to that Advance.
3.6	Review and renewal of Repayment Date and Commitment
(a)	On or before the date falling 24 months prior to the then Repayment Date (Existing Repayment Date), the Lender may review its participation under this Agreement. Following this review the Lender, at its absolute discretion, may offer to extend its participation under the Facility Agreement to a date falling 12 months after the Existing Repayment Date (New Repayment Date) by delivering to Sims a signed Renewal Notice attaching a proposed Key Terms Schedule.
(b)	The Lender’s offer contained in any Renewal Notice delivered in accordance with clause 3.6(a) may be subject to any conditions precedent or subsequent as the Lender specifies in its absolute discretion.
(c)	In the course of reviewing its participation under this Agreement in accordance with clause 3.6(a), the Lender has the absolute right to propose the variation of any and all of the terms of the Facility (Revised Terms), including, but not limited to, the Margin and the Unused Commitment Fee, as part of its offer to the Borrowers to extend its participation. The Revised Terms will be set out in the Key Terms Schedule attached to a Renewal Notice delivered in accordance with clause 3.6(a).
(d)	If, within 30 days of receiving a Renewal Notice delivered in accordance with clause 3.6(a):
(i)	the Borrowers have signed and delivered to the Lender the Renewal Notice; and
(ii)	the Lender has notified Sims that it is satisfied in its absolute discretion that all of the conditions specified in the Renewal Notice have been satisfied, the definition of “Repayment Date” under this Agreement shall be amended to be the New Repayment Date and the Key Terms Schedule amended in accordance with the Renewal Notice with effect on and from the date of the Renewal Notice. If the Borrowers sign and deliver to the Lender the Renewal Notice in accordance with clause 3.6(d)(i), Sims and each Borrower undertake to enter into any other documentation on reasonable terms required by the Lender to give effect to the extension of the Repayment Date and the variation of the terms of the Facility.
(e)	If:
(i)	the Lender does not deliver a Renewal Notice to the Borrowers; or
(ii)	the Borrowers do not satisfy any condition in the relevant Renewal Notice; or
(iii)	the Borrowers do not sign and return a Renewal Notice delivered in accordance with clause 3.6(a) within 30 days of having received it, the Repayment Date will not be amended and any Revised Terms contained in a Renewal Notice delivered in accordance with clause 3.6(a) will not apply.
(f)	Nothing in the Transaction Documents obliges the Lender:
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(i)	to extend any Repayment Date; or
(ii)	to provide a Renewal Notice.
(g)	Each Borrower acknowledges and agrees that the delivery or acceptance of any Renewal Notice or any amendment to a Transaction Document pursuant to this clause 3.6 or a Renewal Notice does not:
(i)	affect the validity or enforceability of this Agreement or any other Transaction Document;
(ii)	prejudice or adversely affect any right, power, authority, discretion or remedy arising under this Agreement or any other Transaction Document before the date of any amendment under clause 3.6(d); or
(iii)	discharge, release or otherwise affect any liability or obligation arising under this Agreement or any other Transaction Document before the date of any amendment under clause 3.6(d).
(h)	On each anniversary date of the Amendment and Restatement Date, the Commitment will be reset to an amount expressed in US dollars which is equivalent to A$175,000,000 (Revised Commitment), determined by reference to the Lender’s spot rate of exchange prevailing at that time for buying Australian dollars with US dollars. If, at that time, the Lender also elects to extend its participation under the Facility Agreement in accordance with clause 3.6(a) by delivering to Sims a signed Renewal Notice attaching a proposed Key Terms Schedule, the Lender will notify Sims of the Revised Commitment in the proposed Key Terms Schedule attached to the Renewal Notice, and otherwise by delivering a Revised Commitment Notice to Sims.
4	CALCULATION OF INTEREST

4.1	Interest charges
(a)	Each Borrower agrees to pay interest on each Advance made to it for each of its Interest Periods at the applicable Interest Rate.
(b)	Interest accrues daily on each Advance from and including the first day of an Interest Period to but excluding the last day of the Interest Period at the Interest Rate.
(c)	Interest is calculated on actual days elapsed and a year of 365 days for Australian dollars and Pounds Sterling and a year of 360 days for US dollars and Euros. For other Available Currencies, the basis will be advised by the Lender.
4.2	Payment of interest
Interest in respect of an Advance will be payable by the Borrower of that Advance in arrears on each relevant Interest Payment Date and on repayment or prepayment of the relevant Advance.
4.3	Notification of Interest Periods
(a)	Unless the Lender agrees otherwise, an Interest Period must be a period of 7 days or 14 days or a period of 1, 2, 3, 4, 5 or 6 months.
(b)	The relevant Borrower will select, and notify the Lender of, the Interest Period for an Advance to be made to that Borrower in the Drawdown Notice.
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(c)	The relevant Borrower will select, and notify the Lender of, each subsequent Interest Period by written notice to the Branch that made the Advance by 10 am (local time) at least 2 Business Days before the end of the previous Interest Period. If the relevant Borrower fails to select a period or does not give correct notice, it will be taken to have selected one of 3 months.
4.4	When Interest Periods begin and end
(a)	An Interest Period for an Advance begins:
(i)	in the case of the first Interest Period, on the Drawdown Date; and
(ii)	in the case of each subsequent Interest Period, on the last day of the previous Interest Period.
(b)	If an Interest Period would end on a day that is not a Business Day, then it will end on the previous Business Day.
(c)	If an Interest Period begins on a date for which there is no corresponding date in the month in which it is to end, it will end on the last Business Day of that month.
(d)	The relevant Borrower must select Interest Periods for Advances so that they do not expire after the Repayment Date.
5	PAYMENT OBLIGATIONS

5.1	Interest and fees
(a)	The relevant Borrower of an Advance will, and Sims will procure that such Borrower will, pay interest (in respect of that Advance) and fees as set out in this Agreement.
(b)	Interest on an Advance will be paid in the currency of the Advance, to the Branch that made the Advance and fees will be paid in the currency specified in clause 2.8 as the currency for payment of the relevant fee.
(c)	Fees payable in Australian dollars will be paid to the Sydney Branch and fees payable in other Available Currencies will be paid to the account of the Lender, as the Lender directs.
5.2	Rollovers
(a)	The Borrower of an Advance must repay it on the last day of its Interest Period. However, if all or part of the Advance is to be redrawn in the same currency for a further Interest Period, the amount of the Advance which is to be redrawn need not be repaid at the end of that Interest Period except as follows.
(b)	The Borrower of an Advance may switch an Advance from one currency to another at the end of an Interest Period, but only by repaying the Advance in the first currency and redrawing it in the second currency. The ability of a Borrower to redraw the Advance in the second currency will be subject to the other provisions of this Agreement.
5.3	Repayments and prepayments
(a)	(repayments) The Borrower of each Advance will repay the amount lent in accordance with clause 2.7 (Repayment) of this Agreement, and in any event also repay each Advance at the end of its Interest Period except to the extent it is being redrawn.
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(b)	(prepayments) At any time the relevant Borrower may prepay all or part of the amount lent if it gives at least 5 Business Days’ prior written notice. Once given, the prepayment notice is irrevocable and the Borrower is obliged to prepay in accordance with the notice. Partial prepayments must be in multiples of A$5,000,000 (or, if in any other Available Currency, multiples that comply with the Minimum Denominations). The Commitment is not reduced by amounts prepaid.
(c)	(cleandown) If at any time the aggregate of the Equivalent Amount of all Alternative Currency Advances and the amount of all US dollar Advances (the Current Aggregate) exceeds 110% of the Commitment, then, if required by written notice from the Lender, Sims must within the period stated in the notice (to the extent that it has borrowed an Advance) repay, or ensure that a Borrower repays, an amount sufficient to ensure that the Current Aggregate does not exceed the Commitment.
(d)	(method of payment) Repayments and prepayments will be made in the currency of the relevant Advance, to the relevant Branch that made the Advance or as otherwise specified by the Lender.
(e)	(redraws) Amounts repaid or prepaid may be redrawn.
5.4	Method of payment
Sims and the other Borrowers will make all payments as specified by the Lender. In the absence of a specific direction payments will be made to the Lender’s accounts as follows:
USD
(a)	if in US$ (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Lender):

Bank:	Citibank, New York
Account Name:	National Australia Bank
Account Number:	10920636
SWIFT:	CITIUS33
or such other account from time to time notified in writing by the Lender.
(b)	if in US$ (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Lender):

Bank:	Citibank NA, New York
Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)
Account Number:	36244285
SWIFT:	CITIUS33
or such other account from time to time notified in writing by the Lender.
GBP
(a)	if in GBP (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Lender):

Bank:	Royal Bank of Scotland, London
Account Name:	National Australia Bank
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Account Number:	12231081
SWIFT:	RBOSGB2L
or such other account from time to time notified in writing by the Lender.
(b)	if in GBP (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Lender):

Bank:	Royal Bank of Scotland, London
Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)
Account Number:	1600 3410 0065 79
SWIFT:	RBOSGB2L
or such other account from time to time notified in writing by the Lender.
Euro
(a)	if in euro (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Lender):

Bank:	Deutsche Bank, Frankfurt
Account Name:	National Australia Bank Limited
Account Number:	950 3954 10
SWIFT:	DEUTDEFF
or such other account from time to time notified in writing by the Lender.
(b)	if in euro (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Lender):

Bank:	Deutsche Bank AG, Frankfurt
Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)
Account Number:	1009 5044 3200 00
SWIFT:	DEUTDEFF
or such other account from time to time notified in writing by the Lender.
SGD
(a)	if in SGD (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Lender):

Bank:	Overseas-Chinese Banking Corporation, Singapore
Account Name:	National Australia Bank Limited
Account Number:	5010 1016 9001
SWIFT:	OCBCSGSG
or such other account from time to time notified in writing by the Lender.
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(b)	if in SGD (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Lender):

Bank:	Overseas-Chinese Banking Corporation
Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)
Account Number:	5014 7447 2001
SWIFT:	OCBCSGSG
or such other account from time to time notified in writing by the Lender.
CAD
(a)	if in CAD (in respect of Advances made by the Sydney Branch) to the following account (under reference Sims or as specified by the Lender):

Bank:	Canadian Imperial Bank of Commerce, Toronto
Account Name:	National Australia Bank Limited
Account Number:	1708511
SWIFT:	CIBCCATT
or such other account from time to time notified in writing by the Lender.
(b)	if in CAD (in respect of Advances made by the Offshore Banking Unit) to the following account (under reference Sims or as specified by the Lender):

Bank:	CIBC, Toronto
Account Name:	National Australia Bank Ltd. (Offshore Banking Unit)
Account Number:	177 3313
SWIFT:	CIBCCATT
or such other account from time to time notified in writing by the Lender.
Australian dollars
(a)	if in Australian dollars, to the following account (or as specified by the Lender):

Bank:	National Australia Bank
Account Name:	OSA — Lending Administration — NSW
BSB:	082-036
Account Number:	79-172-6392
or such other account from time to time notified in writing by the Lender.
6	EXTERNAL CIRCUMSTANCES

6.1	Available Currency impracticability
If in the Lender’s opinion:
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(a)	there is any change in applicable law or any change in national or international financial, political or economic conditions, currency availability, exchange rates or exchange contracts which make it impractical for a particular Advance to be denominated in the selected Available Currency (other than Australian dollars) during an Interest Period; or
(b)	any necessary government approval is not obtained,
then the Lender must notify Sims promptly,
and:
(c)	if the relevant Drawdown Notice requested that the Advance be made in Australian dollars if the relevant Available Currency was unavailable, or
(d)	Sims and the Lender agree,
the Advance will be made in Australian dollars. Otherwise, the Drawdown Notice will be cancelled.
6.2	Market Disturbance
(a)	(Disturbance Notice) The Lender may give a notice (a Disturbance Notice) to Sims at any time (Disturbance Notice Date) if the Lender forms the view that market conditions in the relevant financial market for the currency concerned are seriously disturbed, including without limitation as a result of the conditions described in this clause 6.2 (Market Disturbance).
(b)	(Market Disturbance Premium) If the Lender gives a Disturbance Notice as a result of circumstances where, in the Lender’s opinion:
(i)	adequate and fair means are not available for fixing the Base Rate in respect of USD or any Alternative Currency, or
(ii)	the cost to the Lender of obtaining deposits in the relevant financial market or other funds to fund an Advance exceeds the Base Rate, the Lender will, in the Disturbance Notice, notify Sims of the rate at which the Lender (acting commercially and in good faith) will charge a premium to be added to the Interest Rate in respect of Interest Periods for each Advance which commence on or after the Disturbance Notice Date, which rate will be the rate that reflects the Lender’s cost of funding the Advances from whatever sources it may reasonably select. The rate must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place (Market Disturbance Premium).
At the beginning of each calendar quarter that commences after the Disturbance Notice Date, the Lender may amend the Market Disturbance Premium that applies to new Advances advanced on or after the beginning of that calendar quarter or, in the case of existing Advances, to new Interest Periods commencing on or after the beginning of that calendar quarter.
Portions of the Market Disturbance Premium may differ for each Interest Period for an Advance and also according to which currency that Advance may be made. Despite this, the Lender need not inform any Obligor which portions of the Market Disturbance Premium relate to particular Advances, particular Interest Periods for an Advance, particular currencies for an Advance or any other factor when notifying Sims of that Market Disturbance Premium for the Facility. The Lender is not required to give Sims calculations showing how the Market Disruption Premium has been ascertained, nor is required to provide details of its business or Tax affairs.
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Sims agrees to pay the Market Disturbance Premium on all Advances and in respect of each Interest Period for those Advances on the relevant Interest Payment Dates during an Interest Period for that Advance provided that the Market Disturbance Premium that is to apply is advised to Sims prior to the drawdown for that Advance or the commencement of a new Interest Period.
The Lender will promptly notify Sims once it determines the circumstances requiring a Market Disturbance Premium have ceased to exist. From the time of such notice, no Market Disturbance Premium for new Advances or new Interest Periods will be payable unless a further Disturbance Notice is delivered to Sims.
Sims acknowledges and agrees the Lender has given a Disturbance Notice to it on or about the date of this Agreement and that the Market Disturbance Premium will apply to the Facility and all Advances made under it in respect of the first calendar quarter during which this letter is signed.
(c)	(Alternative Arrangements) If the Lender gives a Disturbance Notice as a result of circumstances where, in the Lender’s opinion:
(i)	because of national or international financial, political or economic circumstances or exchange rates or exchange controls it is impractical for it to fund or continue to fund the Advance for the Interest Period; or
(ii)	deposits in the currency concerned are not available in the ordinary course of business to the Lender in the relevant financial market, and the Disturbance Notice relates to an Advance which has not been made, then the Lender’s obligations to make the Advance shall be suspended while it and Sims negotiate alternative arrangements. If they reach agreement within 30 days, those alternative arrangements will apply. If they do not reach agreement within that period, the Lender will be released from its obligations to make the Advance.
(d)	(Alternative Basis) If the Disturbance Notice given under paragraph (c) relates to an Advance which has been made, the Lender will maintain the Advance, and will within 30 days after giving the Disturbance Notice notify Sims of an alternative basis (Alternative Basis) for maintaining the Advance.
Sims will comply with the Alternative Basis. The Lender and Sims will consult monthly while the Alternative Basis is in force, and if the circumstances which justified the establishment of the Alternative Basis cease to apply, the Lender will revoke the Alternative Basis as promptly as practicable.
An Alternative Basis may include, in the Lender’s absolute discretion:
(i)	alternative currencies;

(ii)	alternative Interest Periods; or

(iii)	alternative methods of fixing the interest rate.
7	REPRESENTATIONS AND WARRANTIES

7.1	Representations and warranties
Each Borrower makes the representations and warranties contained in clause 3 of the Common Terms Deed to the Lender in respect of itself and on behalf of each other Transaction Party (except where the representation and warranty is expressed to apply to Sims only in which
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case Sims gives the relevant representation and warranty), as if those representations and warranties were set out in full in this clause 7.1.
7.2	Repetition of representations and warranties
The representations and warranties given under this Agreement, including those in this clause 7, survive the execution of each Transaction Document and are repeated on each date representations and warranties are repeated under clause 3.2(b) of the Common Terms Deed with respect to the facts and circumstances then subsisting.
7.3	Acknowledgment of reliance
Each Borrower acknowledges that the Lender has entered into each Transaction Document in reliance on the representations and warranties given under this Agreement.
8	UNDERTAKINGS
Unless the Lender otherwise agrees in writing, each Borrower undertakes, and undertakes to ensure that each other Transaction Party will (to the extent that the undertaking applies to a Transaction Party), comply with clause 4 of the Common Terms Deed as follows (except where the undertaking is expressed to apply to Sims only in which case Sims gives the relevant undertaking).
9	EVENTS OF DEFAULT

9.1	Events of Default
An Event of Default occurs if an “Event of Default” as defined in the Common Terms Deed occurs.
9.2	Incorporation of provisions
Clauses 5.2 to 5.4 (inclusive) of the Common Terms Deed apply to this Agreement as if set out in full in this Agreement and as if references in those clauses to “this deed” were to “this Agreement”.
9.3	Termination of facilities
Where a Transaction Document specifies that a facility can be terminated by the Lender at any time, the Lender may at any time do either of the things specified in clause 5.2(a)(1) or 5.2(a)(2) of the Common Terms Deed whether or not an Event of Default has occurred.
10	LENDER’S REMEDIES AND POWERS AND INDEMNITY

10.1	No waiver

No failure to exercise a power, and no delay in exercising a power, operates as a waiver.

10.2	Variation and waiver
A provision of a Transaction Document, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.
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10.3	Discretion in exercising rights
The Lender may exercise a right or remedy or give or refuse its consent under a Transaction Document in any way it considers appropriate (including by imposing conditions).
10.4	Partial exercising of rights
If the Lender does not exercise a right or remedy under a Transaction Document fully or at a given time, the Lender may still exercise it later.
10.5	No liability for loss
The Lender is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Transaction Document.
10.6	Conflict of interest
The Lender’s rights and remedies under any Transaction Document may be exercised even if this involves a conflict of duty or the Lender has a personal interest in their exercise.
10.7	Remedies cumulative
The rights and remedies of the Lender under any Transaction Document are in addition to other rights and remedies given by law independently of the Transaction Document.
10.8	Indemnity
(a)	Each Borrower will indemnify the Lender against any liability, loss, cost, charge or expense (including legal costs on a full indemnity basis, including any GST and including those costs, charges and expenses paid, or that the Lender reasonably believes are payable, to persons engaged by the Lender in connection with the Transaction Documents such as consultants) it incurs in or as a result of the Lender acting in connection with a Transaction Document in good faith on fax, telephone, email or written instructions purporting to originate from the offices of a Transaction Party or to be given by an Authorised Officer of the Transaction Party.
(b)	Any indemnity in this Agreement is a continuing obligation, independent of the Borrower’s other obligations under this Agreement and continues after this Agreement ends. It is not necessary for the Lender to incur expense or make payment before enforcing a right of indemnity under this Agreement.
11	DEFAULT INTEREST
11.1 Default interest
(a)	(obligation to pay) Interest will accrue each day on each amount due under a Transaction Document but unpaid, from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of:
(i)	365 days, for amounts due and payable in Australian dollars and Pounds Sterling; and
(ii)	360 days, for US dollars and Euros; and
(iii)	the number of days to be advised by the Lender, for other Available Currencies.
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The relevant Borrower agrees to pay interest under this clause on demand from the Lender at the rate set out in this clause.
(b)	(default rate) Unless otherwise specified in the Transaction Document, the rate will be the interest rate for the relevant facility as set out in the relevant Transaction Document (or any equivalent rate which is substituted for this rate from time to time) plus 2%. That interest accrues before and after any judgment. For the purpose of this clause, the Interest Rate is calculated as if the overdue amount is a drawing with interest periods of 30 days (or another period chosen from time to time by the Lender) with the first interest period starting on and including the due date.
(c)	(compounding) Interest payable under this clause which is not paid when due for payment may be added to the overdue amount by the Lender at intervals which the Lender determines from time to time or, if no determination is made, every 30 days. Unless it does so more often, the Lender will be taken to have debited monthly the Borrower’s account with accrued interest under this paragraph. Interest is payable on the increased overdue amount in the manner set out in this clause.
12	ADDITIONAL BORROWERS

12.1	Additional Borrowers
Sims may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:
(a)	the Lender approves the addition of that Subsidiary as an Additional Borrower;
(b)	Sims delivers to the Lender a duly completed and executed Accession Deed for the accession of that Subsidiary as an Additional Borrower;
(c)	Sims confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and
(d)	the Subsidiary has acceded as an “Additional Borrower” and an “Additional Guarantor” under the Common Terms Deed.
12.2	Repetition of Representations
Delivery of an Accession Deed to the Lender constitutes confirmation by the relevant Subsidiary that the representations and warranties in the Transaction Documents are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.
13	ASSIGNMENT

13.1	Assignment
(a)	Clause 13 of the Common Terms Deed applies to this Agreement as if set out in full in this Agreement and as if references in that clause to “this deed” were to “this Agreement”.
(b)	Where the Lender wants to transfer any part of its obligations, Sims on behalf of each Borrower will sign when reasonably requested by the Lender a document which will effect that transfer. The Lender will bear its own costs and stamp duty on that document.
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14	GENERAL PROVISIONS

14.1	Prompt performance
Subject to clause 14.2 (Time of the essence):
(a)	if a Transaction Document specifies when the Borrower agrees to perform an obligation, the Borrower agrees to perform it by the time specified; and
(b)	the Borrower agrees to perform all other obligations promptly.
14.2	Time of the essence
Time is of the essence in any Transaction Document in respect of an obligation to pay money.
14.3	Further steps
Each Borrower agrees to do anything the Lender asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):
(a)	to bind the Borrower and any other person intended to be bound under the Transaction Documents;
(b)	to enable the Lender to register any power of attorney or any Transaction Document; or
(c)	to show whether a Borrower is complying with this deed.
14.4	Code of Banking Practice
The parties agree that the Code of Banking Practice does not apply to the Transaction Documents and the transactions in connection with them.
14.5	Counterparts
This Agreement may consist of a number of copies, each signed by one or more parties to this Agreement. If so, the signed copies are treated as making up the one document.
15	GOVERNING LAW & JURISDICTION

15.1	Governing law and jurisdiction
(a)	This Agreement is governed by the law in force in New South Wales. Each Borrower accepts the non-exclusive jurisdiction of the courts having jurisdiction there in relation to this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).
(b)	Each Borrower agrees that those courts are an appropriate and convenient courts to settle Disputes and accordingly no Borrower will argue to the contrary.
(c)	Each Borrower irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 15.1(a).
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15.2	Service of process
(a)	Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 17.4 of the Common Terms Deed.
(b)	Without prejudice to any other mode of service allowed under any relevant law, each Borrower (other than a Borrower incorporated in Australia):
(i)	irrevocably appoints Sims as its agent for service of process in relation to any proceedings under or in connection with this Agreement; and
(ii)	agrees that failure by the process agent to notify the relevant Borrower of the process will not invalidate the proceedings concerned.
(c)	Sims accepts its appointment as process agent under this clause 15.2.
(d)	If for any reason Sims ceases to be able to act as process agent for a Borrower, the Borrower must promptly appoint another person in New South Wales acceptable to the Lender to act as its process agent.
(e)	Each party expressly agrees and consents to the provisions of this clause 15.2.
16	INTERPRETATION

16.1	Definitions
Accession Deed means an accession deed in the form of Schedule 4.
Additional Borrower means any wholly owned Subsidiary of Sims which becomes, or has become, as the context may require, party to this Agreement as an Additional Borrower in accordance with clause 12.
Advance means the outstanding principal amount of a drawdown made under the Facility.
Agreement has the meaning given in clause 1.1 of this Agreement.
Alternative Currency means:
(a)	Australian dollars, Pounds Sterling, euro, SGD or CAD; or
(b)	any other currency (excluding US dollars) agreed by the Lender in its absolute discretion which is freely transferable and convertible into US dollars.
Amendment and Restatement Date means the date of the Common Terms Deed.
A$, AUD or Australian dollars means the lawful currency of Australia.
Availability Period means the period from the Amendment and Restatement Date until the Repayment Date.
Available Currency means:
(a)	Australian dollars, US dollars, Pounds Sterling, euro, SGD or CAD; or
(b)	any other currency agreed by the Lender in its absolute discretion which is freely transferable and convertible into US dollars.
Base Rate means:
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(a)	in relation to Australian dollars, BBR;
(b)	in relation to US dollars and Pounds Sterling, LIBOR;
(c)	in relation to euro, EURIBOR; and
(d)	in relation to other Available Currencies, the rate notified by the Lender to Sims or the Borrower as the Lender’s funding rate for making loans in the currency concerned for the relevant Interest Period.
BBR means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the Reuters BBSY page of the Reuters Monitor System on the first day of that Interest Period, except in respect of Advances which have a tenor of 7 days or 14 days, BBR will be the average bid rate for Bills having a tenor of 30 days. However, if:
(a)	the average bid rate for the relevant tenor described above is not displayed by 10.30 am on that day or if it is displayed but there is an obvious error in that rate, BBR means the rate set by the Lender in good faith at approximately 10.30 am on that day, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time (including any displayed on the “BBSW” page of the Reuters Monitor System). The rate set by the Lender must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place; or
(b)	the basis on which those rates are displayed is changed to one which, in the Lender’s opinion, does not reflect its cost of funding the Advance, then BBR will be the rate calculated by the Lender as its cost of raising deposits in Australian Dollars for a term comparable to the Interest Period from leading banks in the Australian Interbank Market.
Borrowers means each Original Borrower and each Additional Borrower and Borrower means any one of them.
Branch means the Sydney Branch and the Offshore Banking Unit, as the case may be.
Business Day means despite the terms of the Common Terms Deed, in relation to the drawing of Advances and the making of payments of principal and interest in respect of those Advances:
(a)	for Advances made by the Offshore Banking Unit a weekday:
(i)	on which the relevant financial markets are open in Sydney;
(ii)	on which the Offshore Banking Unit is open at its address in Sydney;
(iii)	(in relation to any date for payment or purchase of a currency other than euro) on which banks are open for business in the principal financial centre for the relevant currency; and
(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;
but in any case not a day which is a public holiday or bank holiday in:
(A)	Sydney; or
(B)	the country of the currency of the Advance; and
(b)	for Advances made by Sydney Branch a weekday:
(i)	on which the relevant financial markets are open in Sydney;
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(ii)	on which the Sydney Branch is open at its address in Sydney;
(iii)	(in relation to any date for payment or purchase of a currency other than euro) on which banks are open for business in the principal financial centre for the relevant currency; and
(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;
but not a day which is a public holiday the country of the currency of the Advance,
(c)	for Australian dollar Advances made by the Lender’s Sydney Branch and for purposes not connected with the Sydney Branch means a weekday on which the Lender is open at its address in Sydney.
CAD means the lawful currency of Canada.
Commitment has the meaning given to it in clause 2.1 of this Agreement.
Common Terms Deed has the meaning given to that phrase in clause 1.1 of this Agreement.
Disturbance Notice has the meaning given to it in clause 6.2 of this Agreement.
Drawdown Date means the date on which an Advance is, or is to be, made.
Drawdown Notice means a notice in the form set out in Schedule 3 to this Agreement (properly completed and executed and containing the information and representations and warranties set out therein).
Equivalent Amount means, on any date, in relation to an amount in an Alternative Currency, the equivalent of that amount in US dollars, determined by reference to the Lender’s spot rate of exchange for buying US dollars with the Alternative Currency two (2) Business Days before that date. For the purposes of determining the unused portion of the Commitment, the Equivalent Amount shall be determined at the Drawdown Date and the first day of each subsequent Interest Period.
EURIBOR in relation to any Advance denominated in Euro and for a period means (unless otherwise agreed):
(a)	the percentage rate per annum determined by the Banking Federation of the European Union for Euro and the relevant period displayed on the EURIBOR page of the Reuters screen; or
(b)	subject to the final paragraph below, if the screen rate specified in paragraph (a) above is not available for the period of the Advance, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Lender at its request quoted by at least three Reference Banks to leading banks in the European inter-bank market, as of 11.00am (Brussels time) two TARGET Days before the first day of the period for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Advance.
The relevant inter-bank market for Euro and EURIBOR is the inter-bank market for Euro operating in the United Kingdom and those member states of the European Union that have adopted the single currency in accordance with legislation of the European Union relating to European Monetary Union.
For the purposes of paragraph (b), other than in respect of a period of less than one month, if the rate is not available only as a consequence of the relevant period not having a tenor quoted
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on the relevant screen page, then the rate will be determined by the Lender through the use of straight line interpolation by reference to two rates, one of which shall be determined as if the period were the period of time for which rates are available next shorter than the length of the period and the other of which shall be determined as if the period were the period of time for which rates are available next longer than the length of the period.
Euro, euro and € means the single lawful currency of a Participating Member State.
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Event of Default has the meaning given in clause 9 (Events of Default).
[*]
Facility means the facility made available under this Agreement.
Interest Payment Date means each 90th day during, and the last day of, an Interest Period.
Interest Period means each period selected in accordance with clause 4.3 (Notification of Interest Periods) of this Agreement.
Interest Rate means the interest rate set out in clause 2.5 (Interest Rate) Agreement.
Key Terms Schedule means the Key Terms Schedule set out in Schedule 5 as amended, supplemented or replaced from time to time in accordance with this Agreement.
Lender has the meaning given in clause 1.1 of this Agreement.
LIBOR in relation to an Interest Period means the offered rate for deposits in USD or GPB for a period comparable to the relevant Interest Period which appears on Reuters Screen LIBOR01 at or about 11.00am (London) time 2 Business Days before the first day of the Interest Period (or, for Pounds Sterling on the first day of the Interest Period). If, however, there are no rates displayed for a term comparable to that Interest Period, or the basis on which those rates are displayed is changed to one which, in the Lender’s opinion, does not reflect its cost of funding the Advance, then LIBOR will be the rate calculated by the Lender as its cost of raising deposits in that currency for a term comparable to the Interest Period from leading banks in the London Interbank Market.
Margin has the meaning given in clause 2.3 of this Agreement.
Mandatory Cost has the meaning given in Schedule 3 of this Agreement.
Offshore Banking Unit means the Lender’s offshore banking unit located at the date of this agreement in Sydney.
Original Borrower has the meaning given in clause 1.1 of this Agreement.
Original Amount means:
(a)	in relation to a US dollar Advance, the US dollar amount specified for that Advance; and
(b)	in relation to an Alternative Currency Advance, the Equivalent Amount on its Drawdown Date and the first day of each subsequent Interest Period (whether an Interest Period for that or any other Advance), as reduced from time to time by the amount of repayments or prepayments.
Participating Member State means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to the Economic and Monetary Union.
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Pounds Sterling, Sterling, British pound, GBP and £ refer to the lawful currency of the United Kingdom.
Reference Banks means:
(a)	BNP Paribas;
(b)	Calyon;
(c)	HSBC Bank plc; and
(d)	The Royal Bank of Scotland plc.
Renewal Notice means a renewal notice substantially in the form set out in Schedule 6 of this Agreement.
Repayment Date has the meaning given in clause 2.6 of this Agreement.
Revised Commitment has the meaning given in clause 3.6(h) of this Agreement.
Revised Commitment Notice means a revised commitment notice substantially in the form set out in Schedule 7 of this Agreement.
Security has the meaning given in clause 2.10 of this Agreement.
SGD means the lawful currency of the Republic of Singapore.
Sims has the meaning given in clause 1.1 of this Agreement.
Sydney Branch means the Sydney Branch of the Lender.
TARGET means Trans-European Automated Real-Time Gross Settlement Express Transfer payment system.
TARGET Day means any day on which TARGET is open for the settlement of payments in euro.
Term has the meaning given in clause 2.6 of this Agreement.
Transaction Documents means:
(a)	this Agreement;
(b)	the Common Terms Deed;
(c)	any Hedging Agreement entered into by any Transaction Party and the Lender; and
(d)	each Renewal Notice and Key Terms Schedule;
(e)	each “Transaction Document” of the Lender, as defined in the Common Terms Deed;
(f)	any document which Sims acknowledges in writing to be a Transaction Document;
(g)	any document which is entered into, or given under, or for the purposes of, amending any Transaction Document; and
(h)	any other present or future document, agreement or arrangement (whether or not in writing):
(i)	to which any Borrower is or becomes a party with the Lender; or
(ii)	under which obligations are owed by any Transaction Party to the Lender,
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in each case, whether or not other parties are involved and whether or not it arises as a result of an assignment or transfer.
Unused Commitment Fee has the meaning given to it in clause 2.8 of this Agreement.

US dollars, USD or US$ refer to the lawful currency of the United States of America.

Verification Certificate means the certificate substantially in the form of Schedule 2 to the Common Terms Deed properly completed and executed and containing the information set out therein, and attaching the documents referred to therein.
16.2	Interaction with the Common Terms Deed
(a)	A term which has a defined meaning (including by reference to another document) in the Common Terms Deed has the same meaning when used in this Agreement unless it is expressly defined in this Agreement, in which case the meaning in this Agreement prevails.

(b)	Clauses 1.3, 1.5, 1.6, 1.7, 9, 15.2 and 16 of the Common Terms Deed apply to this Agreement as if set out in full in this Agreement and as if references in those clauses to “this deed” were to “this Agreement”.

(c)	Pursuant to clause 7.17(c) of the Common Terms Deed, the Lender and Sims agree that clause 7.17 of the Common Terms Deed is to apply in respect of the Lender and all Guarantors.

(d)	Unless the contrary intention appears, in a Transaction Document:
(i)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;

(ii)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually; and

(iii)	an agreement, representation or warranty by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty by the Lender binds the Lender individually only.
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SCHEDULE 1 — ORIGINAL BORROWERS

jurisdiction of
incorporation / registration /
NAME OF COMPANY	corporation number	organisation
Sims Metal Management Limited	ACN 114 838 630 ABN 69 114 838 630	Australia
Sims Group Australia Holdings Limited	ACN 008 634 526 ABN 37 008 634 526	Australia
Sims Group UK Limited	3242331	United Kingdom
Sims Group UK Holdings Limited	2904307	United Kingdom
Mirec B.V.	17073024	The Netherlands
Sims Recycling Solutions AB	N/A	Sweden
Sims Group USA Corporation	N/A	Delaware
Sims Group Global Trade Corporation	N/A	Delaware
North Carolina Resource Conservation, LLC	N/A	North Carolina
Sims Group USA Holdings Corporation	N/A	Delaware
Schiabo Larovo Corporation	N/A	Delaware
Simsmetal East LLC	N/A	Delaware
Simsmetal West LLC	N/A	Delaware
Metal Management, Inc.	N/A	Delaware
Metal Management Alabama, Inc.	N/A	Delaware
Metal Management Arizona, L.L.C.	N/A	Arizona
SMM New England Corporation (formerly known as Metal Management Connecticut, Inc.)	N/A	Delaware
Metal Management Memphis, L.L.C.	N/A	Tennessee
Metal Management Midwest, Inc.	N/A	Illinois
Metal Management Mississippi, Inc.	N/A	Delaware
Metal Management Northeast, Inc.	N/A	New Jersey
Metal Management Ohio, Inc.	N/A	Ohio
Metal Management West, Inc.	N/A	Colorado
Proler Southwest LP	N/A	Texas
Metal Dynamics Detroit LLC	N/A	Delaware
Sims Recycling Solutions Holdings Inc. (formerly Sims Recycling Solutions, Inc.)	N/A	Illinois
Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co)	N/A	Illinois
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SCHEDULE 2 — FORM OF DRAWDOWN NOTICE

TO:	National Australia Bank Limited Level 24 255 George Street Sydney NSW 2000 Fax: +61 2 9237 1888

Attention: Director, Industrials
[Date]
Drawdown Notice — Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement Dated 13 March 2009, as amended from time to time, including as amended and restated on [•] June 2011, between National Australia Bank Limited, Sims Metal Management Limited and Others (“Facility Agreement”)
I refer to the Facility Agreement.
I am authorised to give this notice1, which is irrevocable, on behalf of the [Sims as agent for the Borrower] / [Borrower] referred to below.
Under clause 3.1 (“Facility”) of the Facility Agreement, we wish to draw under the Facility:
(a)	the requested Drawdown Date is [ ];

(b)	the amount of the proposed drawdown is2 A$[*] / GBP [*] / USD [*] / EURO [*] / [other Available Currency] [*] on [a Business Day][3];

(c)	with an initial Interest Period of [ ][4]
[If [Available Currency] is not available please provide the Advance in Australian dollars].
The Loan [is intended / is not intended] to be utilised for the purposes of any Australian business covered by the Borrower and the Borrower [is / is not] resident in Australia for Tax purposes or acting through a permanent establishment in Australia.
No Event of Default has occurred. No breach or other Potential Event of Default has occurred.
The Borrower has [has not] complied with its undertakings in the Facility Agreement and the Common Terms Deed.
Please pay the drawing as follows:

Account number:	[	]

Account name:	[	]

Bank:	[	]

Branch:	[	]

BSB:	[	]

[1]	All items must be completed.

[2]	The amount of the proposed drawdown must be a minimum amount as specified in clause 3.2 (Minimum Denominations) of the Facility Agreement, with an integral multiple of the amount specified in that same clause.

[3]	Must be a Business Day within the Availability Period.

[4]	Must be an Interest Period as set out in clause 4.3 (Notification of Interest Periods) of the Facility Agreement.
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The Borrower represents and warrants that the representations and warranties in the Facility Agreement and the Common Terms Deed by the Borrower are correct and not misleading on the date of this notice and that each will be correct and not misleading on the Drawdown Date.
Clause 16 of the Facility Agreement applies to this notice as if it was fully set out in this notice (including those defined terms in that clause incorporated into that clause by reference to another Transaction Document).
Dated [*]
_________________________________
SIGNED for [name of Borrower]
[To be signed by an Authorised Officer whose signatures and status have been verified to the Lender].
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NAB AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 3 — MANDATORY COST FORMULAE
1.	The mandatory cost is an addition to the interest rate to compensate lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank (Mandatory Cost).

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the Additional Cost Rate) in accordance with the paragraphs set out below.

3.	The Additional Cost Rate will be calculated as follows:
(a)	in relation to a sterling Advance:

AB + C(B - D) + E x [*]
100 - (A + C)	per cent.per annum
(b)	in relation to an Advance in any currency other than sterling:

E x [*]
300	per cent.per annum
Where:
A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Advance.

C	is the percentage (if any) of Eligible Liabilities which the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

E	is the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per £1,000,000 of the Fee Base of that Lender.
For the purposes of this Schedule:
(a)	Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	Fees Regulations means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

(c)	Fee Base has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.
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NAB AMENDED AND RESTATED FACILITY AGREEMENT

4.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

5.	If, in the reasonable opinion of the Lender, the above formulae or definitions are incorrect or erroneous or inapplicable, the Lender is entitled by notice to Sims to change the relevant formulae or definitions so as to ensure that the Additional Cost Rate is sufficient to compensate the Lender for the cost of compliance with (a) the requirements of the Bank of England, the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank (or any other authority which replaces all or any of its function).

6.	The Lender may from time to time, after consultation with Sims determine and notify to Sims any amendments which are required to be made to this attachment in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on Sims and the other Borrowers.
[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 4 — ACCESSION DEED
ACCESSION DEED
Date:
This deed is made by:
     Sims Metal Management Limited (ACN 114 838 630) of [insert address] (Sims)
     [insert name] [insert ACN/ABN/ARBN] of [insert address] (Additional Borrower[s])
     National Australia Bank Limited [insert ACN/ABN/ARBN] of [insert address] (Lender)
BACKGROUND
1.	Under the Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement dated 13 March 2009, as amended from time to time, including as amended and restated on [•] June 2011 (Facility Agreement), between each party listed in Schedule 1 of that agreement (as Borrowers) and the Lender, a person may become a Borrower by execution of this deed.

2	The Additional Borrower[s] wish[es] to become a Borrower on the terms and conditions set out in this deed.

This deed witnesses as follows:
1	INTERPRETATION
(a)	Words and phrases defined in the Facility Agreement (including by incorporation) have the same meaning when used in this deed.

(b)	In this deed:

Existing Borrower means each person which is a Borrower under the Facility Agreement at the time of execution of this deed.
2	REPRESENTATIONS AND WARRANTIES

The Additional Borrower[s] represent[s] and warrant[s] to, and for the benefit of the Lender, as set out in clause 7.1 of the Facility Agreement, on the basis that:
(a)	each reference to a Borrower in clause 7.1 of the Facility Agreement includes a reference to the Additional Borrower[s];

(b)	each reference to a Transaction Document includes this deed and each other Transaction Document to which the Additional Borrower[s] is a party; and

(c)	clauses 7.2 and 7.3 of the Facility Agreement apply to this clause 2 as if set out in full.
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NAB AMENDED AND RESTATED FACILITY AGREEMENT

3	STATUS OF ADDITIONAL BORROWER[S]

[Each/The] Additional Borrower agrees that it irrevocably becomes an ‘Additional Borrower’ as defined in, and for all purposes under, the Facility Agreement as if named in and as a party to the Facility Agreement, and accordingly is bound by the Facility Agreement as an Additional Borrower.
4	RECEIPT OF DOCUMENTS

[Each/The] Additional Borrower acknowledges having received and reviewed to its satisfaction a copy of each Transaction Document and each other document requested by it before signing this deed.
5	CONFIRMATION BY EXISTING TRANSACTION PARTIES

Sims (for itself and as attorney for each other Transaction Party) confirms that nothing in this deed:
(a)	affects the validity or enforceability of the Transaction Documents;

(b)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Transaction Documents; or

(c)	discharges, releases or otherwise affects any liability or obligation arising under the Transaction Documents.
6	GOVERNING LAW

This deed is governed by the laws of New South Wales.

7	BENEFIT OF DEED

This deed is given in favour of and for the benefit of:
(a)	the Lender; and

(b)	each Borrower,
under the Facility Agreement and their respective successors and permitted assigns
8	ADDRESS FOR NOTICES

The details for [each/the] Additional Borrower for service of notices are:

Address:	[	].

Attention:	[	].

Facsimile:	[	].
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NAB AMENDED AND RESTATED FACILITY AGREEMENT

9	ATTORNEYS

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.
Executed as a deed
[insert execution clause for Additional Borrower[s]]

Signed sealed and delivered by Sims Metal Management Limited for itself and as attorney for each other Transaction Party pursuant to clause 15.2 of the Common Terms Deed in accordance with section 127(1) of the Corporations Act 2001 (Cth) by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)

Signed sealed and delivered
for and on behalf of
National Australia Bank Limited
by a duly appointed attorney in the presence of:

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)

Name of witness (please print)	Name of attorney (please print)
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NAB AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 5 — KEY TERMS SCHEDULE

FACILITY DETAILS
Maximum amount of financial accommodation available to all Borrowers at any time during the Availability Period	Commitment: US$175,000,000.
Margin	Financial Indebtedness of the Sims Group/EBITDA =	Margin
	[*]	[*]
Repayment Date	The date which is three years after the date of the Common Terms Deed.
Fees	[*]

Unused Commitment Fee: [*] of the applicable Margin.

[*]
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NAB AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 6 — FORM OF RENEWAL NOTICE
Renewal Notice
To: Sims Metal Management Limited (Sims)
Attention: [insert relevant name]
Date:
We refer to the Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement dated 13 March 2009, as amended from time to time, including as amended and restated on [•] June 2011, between each party listed in Schedule 1 of that agreement (as Borrowers) and the Lender (Facility Agreement).
Under clause 3.6(a) of the Facility Agreement we give you notice that the Lender has agreed to extend the Repayment Date by 12 months, from [insert date] (Existing Repayment Date) to [insert date] (New Repayment Date), subject to the following conditions:
(a)	the Borrowers indicating their acknowledgement and agreement to the extension of the Repayment Date by 12 months, by signing and delivering this notice to the Lender within 30 days of receiving it;

(b)	[the Borrowers indicating their acknowledgement and agreement to the Key Terms Schedule being amended and restated in the form set out in the Schedule to this notice, by initialling the attached schedule and delivering the initialled schedule (attached to this notice) to the Lender within 30 days of receiving it]; and

(c)	[insert additional conditions precedent as required].
Subject to the above conditions being satisfied, we agree that on and from the Existing Repayment Date:
(a)	the definition of “Repayment Date” in clause 2.6 of the Facility Agreement shall be amended to be the New Repayment Date[; and

(b)	the Key Terms Schedule will be amended and restated in the form set out in the attached Schedule].
A term defined in the Facility Agreement has the same meaning when used in this Renewal Notice.
[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT

Schedule — Amended and restated Key Terms Schedule
[to be inserted]

Lender

Signed for National Australia Bank Limited by its attorney

sign here ►
Attorney

print name

in the presence of

sign here ►
Witness

print name

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NAB AMENDED AND RESTATED FACILITY AGREEMENT

Agreed and acknowledged by Sims on behalf of the Borrowers:

Sims

Signed for Sims Metal Management Limited

sign here ►
Director

print name

sign here ►
Director/Company Secretary

print name

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 7 — FORM OF REVISED COMMITMENT NOTICE
Revised Commitment Notice
To: Sims Metal Management Limited (Sims)
Attention: [insert relevant name]
Date:
We refer to the Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement dated 13 March 2009, as amended from time to time, including as amended and restated on [•] June 2011, between each party listed in Schedule 1 of that agreement (as Borrowers) and the Lender (Facility Agreement).
Under clause 3.6(h) of the Facility Agreement we give you notice that, as of the date of this Revised Commitment Notice, the Commitment under the Facility Agreement is US$[insert], being the equivalent to A$175,000,000, determined by reference to the Lender’s spot rate of exchange of [insert].
A term defined in the Facility Agreement has the same meaning when used in this Revised Commitment Notice.

Signed for National Australia Bank Limited by its Authorised Officer

sign here ►
Authorised Officer

print name

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NAB AMENDED AND RESTATED FACILITY AGREEMENT

Signing pages
Executed as a deed.
The Lender
Signed sealed and delivered for
National Australia Bank Limited
by its attorney

sign here ►	/s/ Steven Russell
Attorney

print name	Steven Russell

in the presence of

sign here ►	/s/ Ji Hee Moon

Witness

print name	Ji Hee Moon

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	43

Borrowers
Signed sealed and delivered by
Sims Metal Management Limited
by

sign here ►	/s/ Frank Moratti
Company Secretary/Director

print name	Frank Moratti

sign here ►	/s/ Daniel W. Dienst

Director

print name	Daniel W. Dienst

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	44

Signed sealed and delivered by
Sims Group Australia Holdings Limited
by

sign here ►	/s/ Frank Moratti
Company Secretary/Director

print name	Frank Moratti

sign here ►	/s/ Rodney Shields

Director

print name	Rodney Shields

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	45

Signed sealed and delivered by
Sims Group UK Limited
by

sign here ►	/s/ M. Coombs
Company Secretary/Director

print name	M. Coombs

sign here ►	/s/ G. Davy

Director

print name	G. Davy

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	46

Signed sealed and delivered by
Sims Group UK Holdings Limited
by

sign here ►	/s/ M. Coombs
Company Secretary/Director

print name	M. Coombs

sign here ►	/s/ G. Davy

Director

print name	G. Davy

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	47

Signed sealed and delivered by
Mirec B.V.
by

sign here ►	/s/ M. Coombs
Company Secretary/Director

print name	M. Coombs

sign here ►	/s/ G. Davy

Director

print name	G. Davy

in the presence of

sign here ►	/s/ Jon Godfrey

Witness

print name	Jon Godfrey

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	48

Signed sealed and delivered by
Sims Recycling Solutions AB
by

sign here ►	/s/ M. Coombs
Company Secretary/Director

print name	M. Coombs

sign here ►	/s/ G. Davy

Director

print name	G. Davy

in the presence of

sign here ►	/s/ Jon Godfrey

Witness

print name	Jon Godfrey

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	49

Signed sealed and delivered for
Sims Group USA Corporation
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	50

Signed sealed and delivered for
Sims Group Global Trade Corporation
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	51

Signed sealed and delivered for
North Carolina Resource Conservation, LLC
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	52

Signed sealed and delivered for
Sims Group USA Holdings Corporation
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	53

Signed sealed and delivered for
Schiabo Larovo Corporation
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	54

Signed sealed and delivered for
Simsmetal East LLC
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	55

Signed sealed and delivered for
Simsmetal West LLC
by its officer

sign here ►	/s/ Myles Partridge
Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt

Witness

print name	Brian S. Brandt

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT	56

Signed sealed and delivered for
Metal Management, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           57

Signed sealed and delivered for
Metal Management Alabama, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           58

Signed sealed and delivered for
Metal Management Arizona, L.L.C.
by its officer

sign here ►	/s/ L. Steven Shinn Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	L. Steven Shinn

in the presence of

sign here ►	/s/ Evelyn Panlaqui

Witness

print name	Evelyn Panlaqui

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           59

Signed sealed and delivered for
SMM New England Corporation (formerly known as Metal
Management Connecticut, Inc.)
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           60

Signed sealed and delivered for
Metal Management Memphis, L.L.C.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           61

Signed sealed and delivered for
Metal Management Midwest, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           62

Signed sealed and delivered for
Metal Management Mississippi, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT          63

Signed sealed and delivered for
Metal Management Northeast, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           64

Signed sealed and delivered for
Metal Management Ohio, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           65

Signed sealed and delivered for
Metal Management West, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           66

Signed sealed and delivered for
Proler Southwest LP
by its officer Larry

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           67

Signed sealed and delivered for
Metal Dynamics Detroit LLC
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis

Witness

print name	Jocelyn Francis

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT     68

Signed sealed and delivered for
Sims Recycling Solutions Holdings Inc. (formerly Sims
Recycling Solutions, Inc.)
by its officer

sign here ►	/s/ Darrell Stoecklin Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Darrell Stoecklin

in the presence of

sign here ►	/s/ Jeanne Grimmer

Witness

print name	Jeanne Grimmer

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT           69

Signed sealed and delivered for
Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co)
by its officer

sign here ►	/s/ Darrell Stoecklin Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Darrell Stoecklin

in the presence of

sign here ►	/s/ Jeanne Grimmer

Witness

print name	Jeanne Grimmer

[*] Confidential Treatment Requested
NAB AMENDED AND RESTATED FACILITY AGREEMENT          70